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                                                                     EXHIBIT 3.1

                           FOURTH AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                             PIONEER COMPANIES, INC.

      Pioneer Companies, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

      1. The name of the Corporation is Pioneer Companies, Inc.

      2. The Certificate of Incorporation of the Corporation was filed in the office of the Secretary of State of the State of Delaware on October 16, 1987, amended and restated on February 29, 1988, amended and restated on July 9, 1992, amended and restated on May 21, 1993 (the "Third Restatement"), amended on April 20, 1995 (the "First Amendment"), and amended on April 27, 1995 (the "Second Amendment"). The Third Restatement, as amended by the First Amendment and the Second Amendment is hereby referred to as the "Third Certificate of Incorporation".

      3. This Fourth Amended and Restated Certificate of Incorporation has been duly adopted in accordance with Sections 242, 245 and 303 of the Delaware General Corporation Law (the "DGCL").

      4. The text of the Third Certificate of Incorporation is hereby amended and restated to read in full as follows:

                                    ARTICLE I

      The name of the Corporation is Pioneer Companies, Inc.

                                   ARTICLE II

      The address of its registered office in the State of Delaware is No. 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III

      The nature of the business or purposes to be conducted or promoted is:

      To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

      A. The aggregate number of shares of capital stock of all classes which the Corporation shall have authority to issue is sixty million (60,000,000) shares, of which fifty
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million (50,000,000) shares shall be common stock, par value one cent ($.01) per share ("Common Stock"), and ten million (10,000,000) shares shall be preferred stock, par value one cent ($.01) per share ("Preferred Stock").

      B. The Preferred Stock shall have the following terms:

      1. The Preferred Stock may be issued from time to time in one or more series, each such series to have such distinctive designation or title as may be fixed by the Board of Directors by resolution prior to the issuance of any shares of such series. Each such series may differ from every other series already outstanding in such respects as may be determined from time to time by the Board of Directors by resolution prior to the issuance of any shares thereof, including but not limited to the following:

            (a) the rate of dividend (or the method by which such rate may be determined), if any, which the Preferred Stock of any such series shall be entitled to receive, whether the dividends of such series shall be cumulative or non-cumulative and, if such dividends shall be cumulative, the date from which they shall be cumulative;

            (b) the right or obligation, if any, of the Corporation to redeem shares of Preferred Stock of any series and the amount per share which the Preferred Stock of any such series shall be entitled to receive in case of the redemption thereof, as well as other terms of any such redemption, and the right of the Corporation, if any, to reissue any such shares after the same shall have been redeemed;

            (c) the amount per share which the Preferred Stock of any such series shall be entitled to receive out of the assets of the Corporation in case of the voluntary liquidation, dissolution or winding up of the Corporation, or in case of the involuntary liquidation, dissolution or winding up of the Corporation;

            (d) the relative rights of priority as between each series of Preferred Stock;

            (e) the right, if any, of the holders of Preferred Stock of any such series to convert the same into shares of any other classes of stock, and the terms and conditions of such conversion;

            (f) the voting power, if any, of the holders of Preferred Stock of any series, and the terms and conditions under which they may exercise such voting power; provided, however, that the Corporation shall not issue any non-voting equity securities and with respect to any series of Preferred Stock the terms of such stock shall include adequate provisions for the election of directors representing such Preferred Stock in the event of default in the payment of dividends on such Preferred Stock;

            (g) the terms of the sinking fund or fund of a similar nature, if any, to be provided for the purchase or redemption of the Preferred Stock of any such series and the terms and conditions upon which Preferred Stock of such series shall be purchased or redeemed in whole or in part; and


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            (h) such other preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, which are fixed by resolution or resolutions of the Board of Directors (the "Authorization Resolutions") providing for the issuance of the Preferred Stock of any such series.

      2. The description and terms of the Preferred Stock of each series in respect of the foregoing particulars shall be fixed and determined by the Board of Directors by appropriate Authorization Resolutions at or prior to the time of the authorization of the issue of the original shares of each such series.

      3. In case the stated dividends in respect of any Preferred Stock (to the extent then payable) and the amount payable on liquidation, dissolution or winding up of the Corporation in respect of the same are not paid in full, the shareholders of all series of the Preferred Stock shall share in the payment of dividends, including accumulations, if any, and in any distribution of assets other than by way of dividends, in accordance with and to the extent permitted by the preferences fixed by the Authorization Resolutions of all series of Preferred Stock then outstanding.

      4. The holders of each series of the Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors by resolution, out of funds legally available therefor, preferential dividends in cash at the annual or other rate fixed for such series. The holders of the Preferred Stock of each series shall be entitled to receive any additional dividends thereon as may be specified in the Authorization Resolutions of such series.

      5. So long as any of the Preferred Stock remains outstanding, in no event shall any dividend whatever, whether in cash or other property (other than in shares of Common Stock), be paid or declared on the Common Stock by the Corporation unless (a) the full dividends of the Preferred Stock for all past dividend periods from the respective date or dates on which they become cumulative shall have been paid and the full dividend thereon for the then current dividend period shall have been paid or declared and a sum set apart sufficient for the payment thereof, and (b) if at any time the Corporation is obligated to retire or redeem shares of any series of the Preferred Stock pursuant to a sinking fund or a fund of a similar nature or otherwise, all arrears, if any, in respect of the retirement or redemption of the Preferred Stock of all such series shall have been paid. Subject to the foregoing provisions, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors by resolution may be declared and paid on the Common Stock from time to time out of the remaining funds of the Corporation legally available therefor, and the Preferred Stock shall not, unless otherwise permitted by the Authorization Resolutions of such series, be entitled to participate in any such dividend, whether payable in cash, stock or otherwise. No limitations, conditions or restrictions whatever are imposed by the provisions of this paragraph 5 upon the purchase or redemption or other acquisitions by the Corporation of any class or classes of any capital stock or other securities of the Corporation.

      6. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of the Common Stock, the holders of the Preferred Stock of each series shall be entitled to be paid in cash the applicable liquidation price per share determined in the manner, or in the


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amount, fixed by the relevant Authorization Resolutions, together with a sum, in the case of each share of the Preferred Stock, computed at the annual dividend rate for the series of which the particular share is a part from the date on which dividends on such share became cumulative to the date fixed for such distribution or payment less the aggregate amount of all dividends theretofore and on such distribution or payment date paid thereon. If such payment shall have been made in full to the holders of all series of Preferred Stock, the remaining assets and funds of the Corporation shall be distributed among the holders of the Common Stock and the holders of the Preferred Stock of each series, if any, entitled to participate in the remaining assets and funds of the Corporation in accordance with the terms fixed in the Authorization Resolutions of such series.

      C. The Common Stock shall have the following terms:

      1. Except as otherwise required by law and except as expressly provided in this Certificate of Incorporation or in any resolution or resolutions adopted by the Board of Directors pursuant to authority expressly vested in it by the foregoing provisions of this Article IV with respect to the Preferred Stock, the holders of Common Stock (a) shall have the exclusive voting rights for the election of directors and for all other purposes, each holder of Common Stock being entitled to one vote for each share thereof held by such holder, and (b) shall be entitled to receive dividends payable in such property or shares of the capital stock of the Corporation when and as declared by the Board of Directors by resolution.

      2. Subject to any applicable provisions of this Article IV, the Corporation may at any time or from time to time purchase or otherwise acquire shares of its Common Stock in any manner now or hereafter permitted by law or pursuant to any agreement.

      3. All shares of Common Stock will be identical and will entitle the holders thereof to the same rights and privileges.

      D. The issuance of any shares of Common Stock or Preferred Stock authorized hereunder and any other actions permitted to be taken by the Board of Directors pursuant to this Article IV must be authorized by the affirmative vote of a majority of the entire Board of Directors or by a committee of the Board of Directors constituted by the affirmative vote of a majority of the entire Board of Directors.

      E. Notwithstanding any other provision of this Certificate of Incorporation, the affirmative vote of the holders of a majority of the voting power of the shares entitled to vote at election of directors shall be required to amend, alter, change or repeal, or adopt any provision as part of this Certificate of Incorporation inconsistent with the purpose and intent of, Sections B through E of this Article IV.

      F. Notwithstanding any other provision contained herein to the contrary, the Corporation shall not issue non-voting equity securities.

                                    ARTICLE V

      Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the Corporation may be kept (subject to any provision


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contained in the statutes of the State of Delaware) outside the State of
Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation. Elections of directors need not be by written ballot unless the by-laws of the Corporation shall so provide.

      Special meetings of stockholders may be called only by the Board of Directors or by the President, and shall be called by the President at the request of the holders of a majority of the outstanding shares of the capital stock entitled to vote at such meeting.

                                   ARTICLE VI

      The Corporation is to have perpetual existence.

                                   ARTICLE VII

      No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

                                  ARTICLE VIII

      A. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not more than nine (9) directors, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors. Notwithstanding any other provision of this Certificate of Incorporation or the by-laws of the Corporation, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the provisions of this Certificate of Incorporation applicable thereto.

      B. Notwithstanding any other provisions of this Certificate of Incorporation or the by-laws of the Corporation (and notwithstanding the fact that a lesser percentage of separate class vote may be specified by law, this Certificate of Incorporation or the by-laws of the Corporation), the affirmative vote of the holders of a majority of the voting power of the shares entitled to vote at an election of directors shall be required to amend, alter, change or repeal, or to adopt any provision as part of this Certificate of Incorporation inconsistent with the purpose and intent of, this Article VIII.

                                   ARTICLE IX

      In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have the power to adopt, amend, alter or repeal the Corporation's by-laws. The affirmative vote of a majority of the entire Board of Directors


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shall be required to adopt, amend, alter or repeal the Corporation's by-laws.
Notwithstanding any other provisions of this Certificate of Incorporation or the by-laws of the Corporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, this Certificate of Incorporation or the by-laws of the Corporation), the affirmative vote of the holders of a majority of the voting power of the shares entitled to vote at an election of directors shall be required to adopt, amend, alter or repeal, or adopt any provision as part of this Certificate of Incorporation inconsistent with the purpose and intent of, this Article IX.

                                    ARTICLE X

      Except as provided in Articles IV, VIII and IX, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in any manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                   ARTICLE XI

      The Corporation elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by _______________________, its Chairman of the Board, and _________________________, its Secretary, this ____ day of_______________, 2001.


                                        BY:
                                            ------------------------------------

                                            ------------------------------------
                                            Chairman of the Board

ATTEST:
       -----------------------------

       -----------------------------
       Secretary


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